Exhibit 99.1

    Kodak Has Preliminary 4th-Quarter Reported Net Loss of 4 Cents Per Share

   EPS from Continuing Operations, Excluding Non-Operational Items, Totals 78
               Cents in 4th Quarter and $2.62 for Full-Year 2004

Digital Sales Rise 40% in 4th Qtr, Offsetting 16% Decline in Traditional Sales;
             Full-Year Operational Earnings Per Share Increase 22%


    ROCHESTER, N.Y.--(BUSINESS WIRE)--Jan. 26, 2005--Eastman Kodak Company today reported a preliminary fourth-quarter net loss of 4 cents per share and a revenue increase of 3%. While charges for restructuring generated the loss, rising demand for the company's digital portfolio more than offset reduced sales of some traditional products and services.
    Kodak's reported net loss for the quarter included a loss from continuing operations of 6 cents per share, slightly offset by income from discontinued operations of 2 cents per share. The company recorded non-operational charges and gains in the quarter that reduced earnings from continuing operations, on a net basis, by 88 cents per share, primarily reflecting the focused cost reductions announced in January 2004. In addition, the adoption of new rules related to the effect of contingently convertible debt on diluted earnings per share reduced earnings from continuing operations by 4 cents in the quarter. By removing the charges and gains from the calculation of earnings from continuing operations, and adjusting for the new earnings per share rules as they relate to contingently convertible debt, Kodak had operational earnings per share of 78 cents in the fourth quarter.
    Results are preliminary because, during the course of the year-end closing process, errors were discovered relating to the company's accounting for income taxes. Working in conjunction with its independent registered public accounting firm, PricewaterhouseCoopers, the company is in the process of determining the magnitude of these errors. Although they have no bearing on the company's revenue, cash flow or its earnings before taxes, the errors may affect the company's after-tax income.

    For the fourth quarter of 2004:

    -- Sales totaled $3.765 billion, an increase of 3% from $3.648 billion in the fourth quarter of 2003. Excluding foreign exchange, sales increased 1%.

    -- The company reported a net loss of $12 million, or 4 cents per share, compared with net income of $19 million, or 7 cents per share, in the fourth quarter of 2003. The net income from discontinued operations of 2 cents per share in the fourth quarter of 2004 reflects a $5 million adjustment to the gain reported in the third quarter of 2004 from the sale of the company's Remote Sensing Systems operation to ITT Industries Inc.

    -- Earnings from continuing operations, excluding the impact of non-operational items, were $236 million, or 78 cents per share. The non-operational items include charges totaling $1.10 per share, primarily related to the previously announced cost reductions, and gains totaling 22 cents per share, reflecting legal settlements. In the fourth quarter of 2003, earnings from continuing operations, excluding non-operational items, were $181 million, or 60 cents per share.

    "Kodak delivered in 2004," said Kodak Chairman and Chief Executive Officer Daniel A. Carp. "We began the year with a commitment to increase our full-year per share operational earnings, and we did that. We head into 2005 committed to increase per share operational earnings again. Our digital sales this year will exceed our traditional sales for the first time, and our digital profit growth will exceed the decline in profit associated with our traditional business. We are more confident than ever that we have the leadership, the technology and the products and services required to achieve our strategic goals and enhance shareholder value."
    In the fourth quarter, Kodak provided more evidence that it is executing on its strategy to drive digital growth while managing smartly its traditional businesses. The company's digital revenue rose 40% in the quarter, more than offsetting a 16% decline in traditional revenue. The company's Digital & Film Imaging Systems Group, which includes the consumer film business, posted an earnings increase of 6% even as sales declined by 3%, reflecting effective cost and capacity controls in the traditional portfolio.
    "Our digital sales growth demonstrates our ability to attract customers with innovative products and to make smart acquisitions that generate profitable growth," said Kodak President and Chief Operating Officer Antonio M. Perez. "We also continue to reduce costs ahead of the decline in some of our traditional businesses and we decreased our debt by more than $900 million, strengthening an already solid balance sheet."

    Other fourth-quarter 2004 details from continuing operations:

    -- For the quarter, operating cash flow excluding acquisitions was $458 million, compared with $473 million for the fourth quarter of 2003. The company generated less cash flow than it had projected earlier in the year, reflecting higher cash payments associated with the accelerated pace of restructuring, as well as a lower-than-expected reduction of inventory. (Kodak defines operating cash flow excluding acquisitions as net cash provided by continuing operations, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), plus proceeds from the sale of assets, minus capital expenditures, investments in unconsolidated affiliates and dividends.)

    -- Debt decreased $927 million from the year-end 2003 level to $2.321 billion, exceeding the company's goal of reducing debt in 2004 by as much as $800 million. The debt-to-capital ratio decreased to 37.9% at the end of 2004, from 49.9% at the end of 2003. The company's cash balance remains strong at $1.255 billion as of the end of 2004, essentially unchanged from 2003.

    -- Gross Profit on an operational basis was 29.5%, down from the year-ago level of 32.7%.

    -- Selling, General and Administrative expenses on an operational basis were 18.7% of sales, down from 19.6% in the year-ago quarter.

    The segment results from continuing operations for the fourth quarter of 2004 are as follows:

    -- Digital & Film Imaging segment sales totaled $2.550 billion, down 3%. Earnings from operations for the segment were $149 million on a GAAP and operational basis, compared with $141 million a year ago. Highlights for the quarter included a 49% increase in consumer digital capture sales, which includes the KODAK EASYSHARE line of cameras; a 48% increase in the sales of KODAK Picture Maker kiosks and related media; and continued strong sales of motion-picture origination and print film. The segment's earnings from operations increased largely because of cost reductions.

    -- Health Imaging sales were $742 million, up 5%. Earnings from operations for the segment were $118 million on a GAAP and operational basis, compared with $134 million a year ago. Highlights included an 11% increase in sales of digital products and services.

    -- Graphic Communications sales were $219 million, up 152%, largely reflecting the acquisition in 2004 of Kodak Versamark and NexPress. The loss from operations was $42 million on a GAAP and operational basis, compared with a loss of $18 million a year ago, reflecting the anticipated dilution of the NexPress acquisition. The integration plans are on or ahead of schedule for both Kodak Versamark and NexPress, and both subsidiaries are enjoying solid demand for their products and services.

    -- Commercial Imaging sales were $219 million, up 1%. Earnings from operations were $33 million on a GAAP and operational basis, compared with $37 million a year ago.

    -- All Other sales were $35 million, up 52% from the year-ago quarter. The loss from operations totaled $72 million on a GAAP and operational basis, compared with a loss of $19 million a year ago. The loss primarily reflects increased investments in new technology, and legal fees associated with patent litigation involving Sun Microsystems Inc. The All Other category includes the Display & Components operation and other miscellaneous businesses.

    "The company continues to make steady progress on its strategy," Carp said. "We are introducing exciting new products, increasing our digital sales, improving our manufacturing performance and reducing debt. We also are aggressively cutting fixed costs, and we are developing a multi-year plan to trim administrative costs, consistent with creating a business model that is competitive for the digital markets we serve."

    2004 full-year results:

    -- For the year, sales were $13.517 billion, up 5% from $12.893 billion in 2003. Excluding the impact of foreign exchange, sales rose 2% compared with 2003.

    -- Reported net earnings for the year totaled $649 million, or $2.16 a share, compared with $265 million, or 92 cents per share, in 2003. Earnings from continuing operations totaled $187 million, or 65 cents per share, compared with $199 million, or 69 cents per share, in 2003. Excluding the impact of focused cost reductions and other non-operational items, earnings from continuing operations in 2004 were $789 million, or $2.62 per share. In 2003, earnings from continuing operations, excluding focused cost reductions and other non-operational items, were $623 million, or $2.15 per share.

    "We remain committed to achieving our strategic goals, including delivering per-share operational earnings of $3.00 in 2006," Perez said. "We are making progress quarter by quarter in our effort to remake Kodak as a digital company that generates value for its shareholders."

    Earnings Outlook:

    -- Kodak expects that per-share operational earnings in 2005 will range from $2.60 to $2.90, with operating cash flow excluding acquisitions between $400 million and $600 million. Revenue will range from $14 billion to $14.6 billion. For the first half of 2005, the company's per-share operational earnings are expected to range from $1.10 to $1.20.

    Details on Income Tax Accounting

    "As noted above, the errors are confined to income tax accounting, and as such they do not affect the company's business operations," said Robert H. Brust, Kodak's Chief Financial Officer. "Because the errors are confined to income tax accounting, they do not affect Kodak's 2004 revenue, cash flow or pre-tax earnings. They also do not affect the company's anticipated tax rate for 2005, nor do they in any way affect the company's financial strength or business prospects, or our earnings outlook for 2005 and beyond.
    "Remember that Kodak has been devoting significant resources for more than a year to assessing, and strengthening as appropriate, its controls in the context of its Sarbanes-Oxley Section 404 review," Brust said. "This situation arises from tax accounting errors, not misconduct. It involves complex tax rules, in many cases relating to our restructuring actions overseas, that vary by country.
    "Kodak's management, in conjunction with external consultants, is currently analyzing its income tax accounts, and adjustments may result from this review," Brust said. "We are moving as quickly as we can to take appropriate corrective action, and we are keeping the Audit Committee of the company's Board of Directors fully informed. We expect to complete the work during the next six weeks, at which time we will issue final results for the fourth quarter and for the year."
    As a result of the income tax accounting errors, the company has determined that it has an internal control deficiency that constitutes a "material weakness," as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2. Consequently, management will be unable to conclude that the company's internal controls over financial reporting are effective as of Dec. 31, 2004. Therefore, PricewaterhouseCoopers will issue an adverse opinion with respect to the company's internal controls over financial reporting. An assessment of the company's internal controls will be included in its Annual Report on Form 10-K, which will be filed in March.

    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to expectations for the Company's growth in sales and earnings, the effects of legislation, cash generation, tax rate, and debt management are forward-looking statements.

    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of factors and uncertainties, including the successful:

    --  Implementation of our digitally oriented growth strategy;

    --  Implementation of our three-year cost reduction program;

    --  Implementation of our debt management program;

    -- Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED) displays, and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    -- Completion of information systems upgrades, including SAP, our enterprise system software;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Integration of newly acquired businesses;

    --  Improvement in manufacturing productivity and techniques;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of future focused cost reductions, including personnel reductions; and

    -- Development of our business in emerging markets like China, India, Brazil, Mexico and Russia;

Forward-looking statements contained in this press release are subject to the following additional risk factors:

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology evolution, including the analog-to-digital transition;

    --  Continuing customer consolidation and buying power;

    -- Current and future proposed changes to tax laws, as well as other factors which could adversely impact our effective tax rate in the future;

    -- General economic, business, geopolitical, regulatory and public health conditions;

    --  Market growth predictions;

    -- Other factors and uncertainties disclosed from time to time in our filings with the Securities and Exchange Commission, and;

    -- The results of the company's ongoing investigation regarding the income tax accounting errors described above.

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

Editor's Note: For additional information about Kodak, visit our web site at www.kodak.com.


    CONTACT: Eastman Kodak
             Media Contacts:
             Gerard Meuchner, 585-724-4513
             gerard.meuchner@kodak.com
             or
             David Lanzillo, 585-781-5481
             david.lanzillo@kodak.com
             or
             Investor Relations Contacts:
             Don Flick, 585-724-4352
             donald.flick@kodak.com
             or
             Carol Wilke, 585-724-6791
             carol.wilke@kodak.com
             or
             Patty Yahn-Urlaub, 585-724-4683
             patty.yahn-urlaub@kodak.com